Exhibit 99.1

Cerence Announces Fourth Quarter and Fiscal Year 2022 Results

Headlines

•
Delivered strong full fiscal new bookings at $684M, up 16% year over year
•
Record fiscal year revenue for Professional Services
•
Awarded strategic win-back program from big tech
•
Cerence technology in 51% of global auto production

BURLINGTON, Mass., November 29, 2022 – Cerence Inc. (NASDAQ: CRNC), AI for a world in motion, today reported its fourth quarter and fiscal year 2022 results for the year ended September 30, 2022.

Results Summary (1)

(in millions, except per share data)

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
GAAP revenue	$58.1	$98.1	$327.9	$387.2
GAAP gross margin	58.1%	75.4%	70.4%	73.9%
Non-GAAP gross margin	58.9%	78.1%	72.4%	77.3%
GAAP operating margin	-394.4%	11.0%	-56.2%	15.7%
Non-GAAP operating margin	-9.8%	37.2%	23.5%	37.8%
GAAP net (loss) income (2)(3)	$(230.1)	$8.0	$(310.8)	$45.9
Non-GAAP net (loss) income	$(5.5)	$28.4	$50.4	$107.2
Adjusted EBITDA	$(3.1)	$38.8	$86.4	$155.9
Adjusted EBITDA margin	-5.3%	39.6%	26.3%	40.3%
GAAP net (loss) income per share - diluted	$(5.84)	$0.20	$(7.93)	$1.17
Non-GAAP net (loss) income per share - diluted	$(0.14)	$0.66	$1.24	$2.53

(1)
Please refer to the “Discussion of Non-GAAP Financial Measures” and “Reconciliations of GAAP Financial Measures to Non-GAAP Financial Measures” included elsewhere in this release for more information regarding our use of non-GAAP financial measures.
(2)
During the third quarter of fiscal 2022, we established a valuation allowance of $107.6 million against our deferred tax assets in the Netherlands, which consist of tax amortizable intellectual property and net operating loss carryforwards. This provision is a non-cash event.
(3)
During the fourth quarter of fiscal 2022, the company reported a Goodwill impairment of $213.7 million. This provision is a non-cash event.

Stefan Ortmanns, Chief Executive Officer at Cerence, commented, “Our fourth quarter operating results were better than expected, and as committed, included no contribution from fixed contracts. Most importantly, our bookings at $684M represent an increase of 16% compared to fiscal 2021 and include a number of key program wins for some of our latest product offerings, indicating continued innovation partnerships with the world's leading automakers and transportation OEMs as they continue to adopt new technologies from Cerence.”

Ortmanns continued, “As we look to the future, we see significant opportunities for growth as we expand our focus from the driver-centric cockpit to the fully immersive digital cabin. During our investor day presentation, we are excited to share with investors our organic growth strategy, the technology roadmap to support it, and the accompanying multi-year plan that will drive long-term sustainable growth.”

Cerence Key Performance Indicators

To help investors gain further insight into the Cerence business and its performance, management provides a set of key performance indicators that includes:

Key Performance Indicator[1]	Q4FY22
Percent of worldwide auto production with Cerence Technology (TTM)	51%
Average contract duration - years (TTM):	7.2
Repeatable software contribution (TTM):	74%
Change in number of Cerence connected cars shipped[2] (TTM over prior year TTM)	(13%)
Growth in billings per car (TTM over prior year TTM) (excludes legacy contract)[3]	8%

(1)
Please refer to the “Key Performance Indicators” included elsewhere in this release for more information regarding the definition and our use of key performance indicators.
(2)
Based on IHS Markit data, global auto production increased 2% over the same time period ended on September 30, 2022.
(3)
Legacy contract is a connected services contract with Toyota acquired by Nuance through a 2013 acquisition.

First Quarter and Full Year Fiscal 2023 Outlook

First quarter and full fiscal 2023 guidance will be provided during the investor day presentation.

Cerence Investor Day Webcast

The company is hosting a live investor day in New York City and will also webcast the event, starting at 9:00 a.m. Eastern Time / 6:00 a.m. Pacific Time on November 29, 2022. The agenda for the investor day will include a review of Q4 and full fiscal year 2022 results and fiscal 2023 guidance. Additionally, the company will share Cerence’s market and growth strategy, a deeper dive into its technology roadmap and competitive position supporting our strategy, and the multi-year financial targets.

All interested investors and analysts are invited to join the live webcast by registering here.

Cerence intends to use the investor relations portion of its website as a means of disclosing material non-public information and for complying with disclosure obligations under Regulation FD.

Webcast access, along with related materials, will also be available on the Investor Information section of the company’s website at https://www.cerence.com/investors/events-and-resources.

A replay of the webcast can be accessed by visiting the company’s website 90 minutes following the conference call at https://www.cerence.com/investors/events-and-resources.

Forward Looking Statements

Statements in this presentation regarding: Cerence’s future performance, results and financial condition; expected growth; multi-year targets; opportunities; business, industry and market trends; strategy regarding fixed contracts and its impact on financial results; backlog; demand for Cerence products; innovation and new product offerings; cost efficiency initiatives; and management’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “intends” or “estimates” or similar expressions) should also be considered to be forward-looking statements. Although we believe forward-looking statements are based upon reasonable assumptions, such statements involve known and unknown risk, uncertainties and other factors, which may cause actual results or performance of the company to be materially different from any future results or performance expressed or implied by such forward-looking statements including but not limited to: the highly competitive and rapidly changing market in which we operate; adverse conditions in the automotive industry, the related supply chain and semiconductor shortage, or the global economy more generally; the impacts of the COVID-19 pandemic on our and our customers’ businesses; the impact of the war in Ukraine on our and our customers’ businesses; our ability to control and successfully manage our expenses and cash position; escalating pricing pressures from our customers; the impact on our business of the transition to a lower level of fixed contracts, including the failure to achieve such a transition; our failure to win, renew or implement service contracts; the cancellation or postponement of existing contracts; the loss of business from any of our largest customers; effects of customer defaults; our inability to successfully introduce new products, applications and services; our strategy to increase cloud offerings; the inability to recruit and retain qualified personnel; disruptions arising from transitions in management personnel; cybersecurity and data privacy incidents; fluctuating currency rates and interest rates; inflation; and the other factors discussed in our most recent Annual Report on Form 10-K for the fiscal year ended September 30, 2022 and other filings with the Securities and Exchange Commission. Further, the inclusion of Cerence’s multi-year plan in this presentation should not be regarded as predictive of actual future events, and such targets, which were based on numerous variables and assumptions that necessarily involve judgments, should not be relied upon as such or construed as financial guidance. Such plan covers multiple years, and thus, by their nature, the targets included in the plan become subject to greater uncertainty with each successive year. Accordingly, there can be no assurance that any of the targets set forth in the multi-year plan will be realized, and actual results may vary materially from those targets. We disclaim any obligation to update any forward-looking statements as a result of developments occurring after the date of this document.

Discussion of Non-GAAP Financial Measures

We believe that providing the non-GAAP information in addition to the GAAP presentation, allows investors to view the financial results in the way management views the operating results. We further believe that providing this information allows investors to not only better understand our financial performance, but more importantly, to evaluate the efficacy of the methodology and information used by management to evaluate and measure such performance. The non-GAAP information should not be considered superior to, or a substitute for, financial statements prepared in accordance with GAAP.

We utilize a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of the business, for making operating decisions and for forecasting and planning for future periods. While our management uses these non-GAAP financial measures as a tool to enhance their understanding of certain aspects of our financial performance, our management does not consider these measures to be a substitute for, or superior to, the information provided by GAAP financial statements.

Consistent with this approach, we believe that disclosing non-GAAP financial measures to the readers of our financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP financial statements, allows for greater transparency in the review of our financial and operational performance. In assessing the overall health of the business during the three and twelve months ended September 30, 2022 and 2021, our management has either included or excluded the following items in general categories, each of which is described below.

Adjusted EBITDA

Adjusted EBITDA is defined as net income attributable to Cerence Inc. before net income (loss) attributable to income tax (benefit) expense, other income (expense) items, net, depreciation and amortization expense, and excluding acquisition-related costs, amortization of acquired intangible assets, stock-based compensation, and restructuring and other costs, net or impairment charges related to fixed and intangible assets and gains or losses on the sale of long-lived assets, if any. From time to time we may exclude from Adjusted EBITDA the impact of events, gains, losses or other charges (such as significant legal settlements) that affect the period-to-period comparability of our operating performance. Other income (expense) items, net include interest expense, interest income, and other income (expense), net (as stated in our Consolidated Statement of Operations). Our management and Board of Directors use this financial measure to evaluate our operating performance. It is also a significant performance measure in our annual incentive compensation programs.

Restructuring and other costs, net.

Restructuring and other charges, net include restructuring expenses as well as other charges that are unusual in nature, are the result of unplanned events, and arise outside the ordinary course of our business such as employee severance costs, costs for consolidating duplication facilities, and separation costs directly attributable to the Cerence business becoming a standalone public company.

Acquisition-related costs, net.

In the past, we have completed a number of acquisitions, which result in operating expenses, which would not otherwise have been incurred. We provide supplementary non-GAAP financial measures, which exclude certain transition, integration and other acquisition-related expense items resulting from acquisitions, to allow more accurate comparisons of the financial results to historical operations, forward looking guidance and the financial results of less acquisitive peer companies. We consider these types of costs and adjustments, to a great extent, to be unpredictable and dependent on a significant number of factors that are outside of our control. Furthermore, we do not consider these acquisition-related costs and adjustments to be related to the organic continuing operations of the acquired businesses and are generally not relevant to assessing or estimating the long-term performance of the acquired assets. In addition, the size, complexity and/or volume of past acquisitions, which often drives the magnitude of acquisition related costs, may not be indicative of the size, complexity and/or volume of future acquisitions. By excluding acquisition-related costs and adjustments from our non-GAAP measures, management is better able to evaluate our ability to utilize our existing assets and estimate the long-term value that acquired assets will generate for us. We believe that providing a supplemental non-GAAP measure, which excludes these items allows management and investors to consider the ongoing operations of the business both with, and without, such expenses.

These acquisition-related costs fall into the following categories: (i) transition and integration costs; (ii) professional service fees and expenses; and (iii) acquisition-related adjustments. Although these expenses are not recurring with respect to past acquisitions, we generally will incur these expenses in connection with any future acquisitions. These categories are further discussed as follows:

(i)
Transition and integration costs. Transition and integration costs include retention payments, transitional employee costs, and earn-out payments treated as compensation expense, as well as the costs of integration-related activities, including services provided by third-parties.
(ii)
Professional service fees and expenses. Professional service fees and expenses include financial advisory, legal, accounting and other outside services incurred in connection with acquisition activities, and disputes and regulatory matters related to acquired entities.
(iii)
Acquisition-related adjustments. Acquisition-related adjustments include adjustments to acquisition-related items that are required to be marked to fair value each reporting period, such as contingent consideration, and other items related to acquisitions for which the measurement period has ended, such as gains or losses on settlements of pre-acquisition contingencies.

Amortization of acquired intangible assets.

We exclude the amortization of acquired intangible assets from non-GAAP expense and income measures. These amounts are inconsistent in amount and frequency and are significantly impacted by the timing and size of acquisitions. Providing a supplemental measure which excludes these charges allows management and investors to evaluate results “as-if” the acquired intangible assets had been developed internally rather than acquired and, therefore, provides a supplemental measure of performance in which our acquired intellectual property is treated in a comparable manner to our internally developed intellectual property. Although we exclude amortization of acquired intangible assets from our non-GAAP expenses, we believe that it is important for investors to understand that such intangible assets contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Future acquisitions may result in the amortization of additional intangible assets.

Non-cash expenses.

We provide non-GAAP information relative to the following non-cash expenses: (i) stock-based compensation; and (ii) non-cash interest. These items are further discussed as follows:

(i)
Stock-based compensation. Because of varying valuation methodologies, subjective assumptions and the variety of award types, we exclude stock-based compensation from our operating results. We evaluate performance both with and without these measures because compensation expense related to stock-based compensation is typically non-cash and awards granted are influenced by the Company’s stock price and other factors such as volatility that are beyond our control. The expense related to stock-based awards is generally not controllable in the short-term and can vary significantly based on the timing, size and nature of awards granted. As such, we do not include such charges in operating plans. Stock-based compensation will continue in future periods.
ii)
Non-cash interest. We exclude non-cash interest because we believe that excluding this expense provides management, as well as other users of the financial statements, with a valuable perspective on the cash-based performance and health of the business, including the current near-term projected liquidity. Non-cash interest expense will continue in future periods.

Other expenses.

We exclude certain other expenses that result from unplanned events outside the ordinary course of continuing operations, in order to measure operating performance and current and future liquidity both with and without these expenses. By providing this information, we believe management and the users of the financial statements are better able to understand the financial results of what we consider to be our organic, continuing operations. Included in these expenses are items such as other charges (credits), net, losses from extinguishment of debt, and changes in indemnification assets corresponding with the release of pre-spin liabilities for uncertain tax positions.

Adjustments to income tax provision.

Adjustments to our GAAP income tax provision to arrive at non-GAAP net income is determined based on our non-GAAP pre-tax income. Additionally, as our non-GAAP profitability is higher based on the non-GAAP adjustments, we adjust the GAAP tax provision to remove valuation allowances and related effects based on the higher level of reported non-GAAP profitability. We also exclude from our non-GAAP tax provision certain discrete tax items as they occur.

Bookings.

Bookings is defined as the amount of revenue we expect to earn from an agreement with our customers for products and services. To count as a booking, we expect there to be persuasive evidence of an arrangement, which may be evidenced by a legally binding document or documents, and that the collectability of the amounts payable under the arrangement are reasonably assured. The revenue we may actually recognize from our estimated bookings is subject to multiple factors, including but not limited to the timing of satisfying performance obligations, potential terminations, or changes in the scope of programs utilizing our technology and currency fluctuations. There is no comparable GAAP financial measure.

Key Performance Indicators

We believe that providing key performance indicators (“KPIs”), allows investors to gain insight into the way management views the performance of the business. We further believe that providing KPIs allows investors to better understand information used by management to evaluate and measure such performance. KPIs should not be considered superior to, or a substitute for, operating results prepared in accordance with GAAP. In assessing the performance of the business during the three months ended September 30, 2022, our management has reviewed the following KPIs, each of which is described below:

•
Percent of worldwide auto production with Cerence Technology: The number of Cerence enabled cars shipped as compared to IHS Markit car production data.
•
Average contract duration: The weighted average annual period over which we expect to recognize the estimated revenues from new license and connected contracts signed during the quarter, calculated on a trailing twelve months (“TTM”) basis and presented in years.
•
Repeatable software contribution: The percentage of repeatable revenues as compared to total GAAP revenue in the quarter on a TTM basis. Repeatable revenues are defined as the sum of License and Connected Services revenues.
•
Change in number of Cerence connected cars shipped: The year over year change in the number of cars shipped with Cerence connected solutions. Amounts calculated on a TTM basis.
•
Growth in billings per car: The rate of growth calculated from the average billings per car based on a TTM basis, excluding legacy contract and adjusted for prepay usage.

See the tables at the end of this press release for non-GAAP reconciliations to the most directly comparable GAAP measures.

To learn more about Cerence, visit www.cerence.com, and follow the company on LinkedIn and Twitter.

About Cerence Inc.

Cerence (NASDAQ: CRNC) is the global industry leader in creating unique, moving experiences for the mobility world. As an innovation partner to the world’s leading automakers and mobility OEMs, it is helping advance the future of connected mobility through intuitive, powerful interaction between humans and their vehicles, connecting consumers’ digital lives to their daily journeys no matter where they are. Cerence’s track record is built on more than 20 years of knowledge and more than 450 million cars shipped with Cerence technology. Whether it’s connected cars, autonomous driving, e-vehicles, or two-wheelers, Cerence is mapping the road ahead. For more information, visit www.cerence.com.

Contact Information

Rich Yerganian

Senior Vice President of Investor Relations

Cerence Inc.

Tel: 617-987-4799

Email: richard.yerganian@cerence.com

CERENCE INC.

Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Revenues:
License	$19,000	$51,418	$158,610	$202,183
Connected service	18,096	25,585	85,571	109,534
Professional service	21,048	21,073	83,710	75,465
Total revenues	58,144	98,076	327,891	387,182
Cost of revenues:
License	1,006	826	2,698	3,544
Connected service	5,956	5,767	22,722	25,727
Professional service	17,316	15,655	68,764	64,287
Amortization of intangible assets	105	1,879	2,984	7,516
Total cost of revenues	24,383	24,127	97,168	101,074
Gross profit	33,761	73,949	230,723	286,108
Operating expenses:
Research and development	25,308	28,705	107,116	112,070
Sales and marketing	8,611	10,586	31,098	38,683
General and administrative	10,712	18,416	42,653	56,979
Amortization of intangible assets	2,365	3,169	11,516	12,690
Restructuring and other costs, net	2,379	2,315	8,965	5,092
Goodwill impairment	213,720	—	213,720	—
Total operating expenses	263,095	63,191	415,068	225,514
(Loss) income from operations	(229,334)	10,758	(184,345)	60,594
Interest income	591	41	1,007	109
Interest expense	(3,792)	(3,428)	(14,394)	(13,997)
Other (expense) income, net	(255)	131	(1,019)	1,563
(Loss) income before income taxes	(232,790)	7,502	(198,751)	48,269
(Benefit from) provision for income taxes	(2,663)	(489)	112,075	2,376
Net (loss) income	$(230,127)	$7,991	$(310,826)	$45,893
Net (loss) income per share:
Basic	(5.84)	0.21	(7.93)	1.22
Diluted	(5.84)	0.20	(7.93)	1.17
Weighted-average common share outstanding:
Basic	39,407	38,015	39,187	37,752
Diluted	39,407	39,748	39,187	39,289

CERENCE INC.

Consolidated Balance Sheets

(in thousands, except per share amounts)

	September 30,	September 30,
	2022	2021
ASSETS
Current assets:
Cash and cash equivalents	$94,847	$128,428
Marketable securities	20,317	30,435
Accounts receivable, net of allowances of $157 and $395 at September 30, 2022 and September 30, 2021, respectively	45,073	45,560
Deferred costs	7,098	6,095
Prepaid expenses and other current assets	60,184	76,530
Total current assets	227,519	287,048
Long-term marketable securities	11,584	7,339
Property and equipment, net	37,707	31,505
Deferred costs	22,451	31,702
Operating lease right of use assets	14,702	14,901
Goodwill	890,802	1,128,511
Intangible assets, net	9,700	25,348
Deferred tax assets	51,989	159,293
Other assets	52,039	20,081
Total assets	$1,318,493	$1,705,728
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$10,372	$11,636
Deferred revenue	72,662	78,394
Short-term operating lease liabilities	5,071	4,562
Short-term debt	10,938	6,250
Accrued expenses and other current liabilities	47,990	64,467
Total current liabilities	147,033	165,309
Long-term debt, net of discounts and issuance costs	259,436	265,093
Deferred revenue, net of current portion	165,972	198,343
Long-term operating lease liabilities	11,375	12,216
Other liabilities	21,727	32,822
Total liabilities	605,543	673,783
Stockholders' Equity:
Common stock, $0.01 par value, 560,000 shares authorized as of September 30, 2022; 39,430 and 38,025 shares issued and outstanding as of September 30, 2022 and September 30, 2021, respectively	394	381
Accumulated other comprehensive (loss) income	(33,737)	1,634
Additional paid-in capital	1,029,542	1,002,353
(Accumulated deficit) Retained earnings	(283,249)	27,577
Total stockholders' equity	712,950	1,031,945
Total liabilities and stockholders' equity	$1,318,493	$1,705,728

CERENCE INC.

Consolidated Statements of Cash Flows

(in thousands)

	Twelve Months Ended
	September 30,
	2022	2021
Cash flows from operating activities:
Net (loss) income	$(310,826)	$45,893
Adjustments to reconcile net (loss) income to net cash (used in) provided by operations:
Depreciation and amortization	23,939	29,661
(Benefit from) provision for credit loss reserve	(413)	(415)
Stock-based compensation	28,076	60,555
Non-cash interest expense	5,281	5,013
Deferred tax provision (benefit)	97,287	(4,419)
Goodwill impairment	213,720	-
Other	6,115	(606)
Changes in operating assets and liabilities:
Accounts receivable	(6,590)	5,751
Prepaid expenses and other assets	(33,756)	(30,661)
Deferred costs	4,654	6,984
Accounts payable	157	3,411
Accrued expenses and other liabilities	(1,479)	(1,125)
Deferred revenue	(28,303)	(45,653)
Net cash (used in) provided by operating activities	(2,138)	74,389
Cash flows from investing activities:
Capital expenditures	(17,446)	(12,047)
Purchases of marketable securities	(31,757)	(42,471)
Sale and maturities of marketable securities	37,203	16,350
Purchase of debt securities	-	(2,000)
Payments for equity securities	(584)	(2,563)
Other investing activities	2,019	1,100
Net cash used in investing activities	(10,565)	(41,631)
Cash flows from financing activities:
Payments for long-term debt issuance costs	-	(520)
Principal payments of long-term debt	(6,250)	(6,252)
Common stock repurchases for tax withholdings for net settlement of equity awards	(49,003)	(45,769)
Principal payments of lease liabilities arising from a finance leases	(415)	(486)
Proceeds from the issuance of common stock	36,062	11,522
Net cash used in financing activities	(19,606)	(41,505)
Effects of exchange rate changes on cash and cash equivalents	(1,272)	1,108
Net change in cash and cash equivalents	(33,581)	(7,639)
Cash and cash equivalents at beginning of year	128,428	136,067
Cash and cash equivalents at end of year	$94,847	$128,428

CERENCE INC.

Reconciliations of GAAP Financial Measures to Non-GAAP Financial Measures

(unaudited - in thousands)

	Three Months Ended		Twelve Months Ended
(unaudited - in thousands)	September 30,		September 30,
	2022	2021	2022	2021
GAAP revenue	$58,144	$98,076	$327,891	$387,182

GAAP gross profit	$33,761	$73,949	$230,723	$286,108
Stock-based compensation	382	815	3,766	5,760
Amortization of intangible assets	105	1,879	2,984	7,516
Non-GAAP gross profit	$34,248	$76,643	$237,473	$299,384
GAAP gross margin	58.1%	75.4%	70.4%	73.9%
Non-GAAP gross margin	58.9%	78.1%	72.4%	77.3%

GAAP operating (loss) income	$(229,334)	$10,758	$(184,345)	$60,594
Stock-based compensation*	5,056	18,376	24,076	60,555
Amortization of intangible assets	2,470	5,048	14,500	20,206
Restructuring and other costs, net*	2,379	2,315	8,965	5,092
Goodwill impairment	213,720	-	213,720	-
Non-GAAP operating (loss) income	$(5,709)	$36,497	$76,916	$146,447
GAAP operating margin	-394.4%	11.0%	-56.2%	15.7%
Non-GAAP operating margin	-9.8%	37.2%	23.5%	37.8%

GAAP net (loss) income	$(230,127)	$7,991	$(310,826)	$45,893
Stock-based compensation*	5,056	18,376	24,076	60,555
Amortization of intangible assets	2,470	5,048	14,500	20,206
Restructuring and other costs, net*	2,379	2,315	8,965	5,092
Goodwill impairment	213,720	-	213,720	-
Depreciation	2,616	2,337	9,439	9,455
Total other (expense) income, net	(3,456)	(3,256)	(14,406)	(12,325)
(Benefit from) provision for income taxes	(2,663)	(489)	112,075	2,376
Adjusted EBITDA	$(3,093)	$38,834	$86,355	$155,902
GAAP net (loss) income margin	-395.8%	8.1%	-94.8%	11.9%
Adjusted EBITDA margin	-5.3%	39.6%	26.3%	40.3%
* - $4.0 million in stock-based compensation is included in Restructuring and other costs, net

CERENCE INC.

Reconciliations of GAAP Financial Measures to Non-GAAP Financial Measures (cont.)

(unaudited - in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
GAAP net (loss) income	$(230,127)	$7,991	$(310,826)	$45,893
Stock-based compensation*	5,056	18,376	24,076	60,555
Amortization of intangible assets	2,470	5,048	14,500	20,206
Restructuring and other costs, net*	2,379	2,315	8,965	5,092
Goodwill impairment	213,720	-	213,720	-
Non-cash interest expense	1,359	1,283	5,281	5,013
Indemnification asset release	-	-	1,302	-
Adjustments to income tax expense	(362)	(6,599)	93,405	(29,582)
Non-GAAP net (loss) income	$(5,505)	$28,414	$50,423	$107,177

Adjusted EPS:
GAAP Numerator:
Net (loss) income attributed to common shareholders	$(230,127)	$7,991	$(310,826)	$45,893

Non-GAAP Numerator:
Net (loss) income attributed to common shareholders	$(5,505)	$28,414	$50,423	$107,177
Interest on Convertible Senior Notes, net of tax	-	1,019	4,068	4,043
Net (loss) income attributed to common shareholders - diluted	$(5,505)	$29,433	$54,491	$111,220

GAAP Denominator:
Weighted-average common shares outstanding - basic	39,407	38,015	39,187	37,752
Adjustment for diluted shares	-	1,733	-	1,537
Weighted-average common shares outstanding - diluted	39,407	39,748	39,187	39,289

Non-GAAP Denominator:
Weighted-average common shares outstanding- basic	39,407	38,015	39,187	37,752
Adjustment for diluted shares	-	6,410	4,912	6,214
Weighted-average common shares outstanding - diluted	39,407	44,425	44,099	43,966

GAAP net (loss) income per share - diluted	$(5.84)	$0.20	$(7.93)	$1.17
Non-GAAP net (loss) income per share - diluted	$(0.14)	$0.66	$1.24	$2.53

GAAP net cash (used in) provided by operating activities	$(4,953)	$23,321	$(2,138)	$74,389
Capital expenditures	(3,028)	(3,992)	(17,446)	(12,047)
Free Cash Flow	$(7,981)	$19,329	$(19,584)	$62,342
* - $4.0 million in stock-based compensation is included in Restructuring and other costs, net

CERENCE INC.

Reconciliations of GAAP Financial Measures to Non-GAAP Financial Measures (cont.)

(unaudited - in thousands)

	Q4FY22	Q3FY22	Q2FY22	Q1FY22
GAAP revenues	$58,144	$89,041	$86,280	$94,426
Less: Professional services revenue	21,048	22,599	20,646	19,417
Non-GAAP Repeatable revenues	$37,096	$66,442	$65,634	$75,009

GAAP revenues TTM	$327,891
Less: Professional services revenue TTM	83,710
Non-GAAP Repeatable revenues TTM	$244,181
Repeatable software contribution	74%